Exhibit 99.6


                                    EXHIBIT F

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                              PUT OPTION AGREEMENT


         THIS PUT OPTION  AGREEMENT (the  "Agreement")  is made as of August 31,
1998 between each entity (each in their individual capacity) as set forth for the investors on Schedule A (the "Investors") and Christian Larsen ("Optionee").

         THE PARTIES AGREE AS FOLLOWS:

         1.       PUT OPTION.

                  1.1 GRANT OF PUT OPTION; EXERCISE PRICE. Subject to the terms and conditions herein set forth, Optionee is hereby granted the right (the "Put Option") to require investors to purchase from Optionee the number of shares of the Common Stock (the "Option Shares") of E-Loan, Inc. (the "Issuer") as set forth for such Investors on Schedule A at an aggregate exercise price (the "Put Exercise Price") as set forth for such Investors on Schedule A, which Put Exercise Price shall increase at the rate of Seven Percent (7.00%) per annum compounded annually from the date of this Agreement (the "Annual Increase"), to be due and payable upon exercise of such Put Option, payable by Investors in cash, wire transfers, cancellation of indebtedness or a combination of the foregoing as provided in Section 1.4 hereof. The number of shares of Common Stock and other property subject to the Put Option shall be subject to adjustment as provided in Section 2.1.

                  1.2 PURCHASE PRICE OF THE PUT OPTION. In consideration of the grant of the Put Option to Optionee by Investors, Optionee shall cause to be paid to Investors upon execution and delivery of one or more fully executed counterparts of this Agreement an aggregate amount as set forth for such Investors on Schedule A (the "Put Option Purchase Price"), payable in cash or by wire transfers.

                  1.3 FULL EXERCISE; TIME OF EXERCISE. The Put Option may only be exercised in whole and not for less than all of the shares of Common Stock subject to the Put Option. The Put Option shall not be exercisable at any point during the four (4) year and four (4) month period following the date of this Agreement (the "Blackout Period"); provided, however, that upon the occurrence of an Event of Default and acceleration by Lender of the repayment of the Loan as set forth in Section 1.4 of the Loan and Pledge Agreement of even date herewith between Investors and Optionee (the "Loan Agreement"), the Put Option shall become fully exercisable. Commencing upon the termination of the Blackout Period, the Put Option may be exercised by Optionee at any point during the following eleven
(11) month period (the "Put Option Exercise Period"). The Put Option shall expire upon the earlier of (i) the expiration of the Put Option Exercise Period,
(ii) the exercise of that certain Call Option by Investors pursuant to a Call Option Agreement of even date herewith between Optionee and Investors or (iii) transfer of the Shares (as such term is defined in the Loan Agreement) or Collateral (as such term is defined in the Loan Agreement) from Borrower to Lender and its assigns pursuant to the Loan Agreement.

                  1.4 MANNER OF EXERCISING PUT OPTION. The Put Option shall be exercisable by Optionee or any permitted assigns only by surrender of a completed and fully executed Put Option Subscription Form (in the form attached hereto as Exhibit A) to Investors and Escrowholder (as defined below), with a copy to Issuer. Upon proper exercise of the Put Option, Investors shall deliver the fully executed Put Option Subscription Form to Pledgeholder to hold in Pledge (as such terms are defined in the Loan Agreement) if the indebtedness secured under the Loan Agreement has not been satisfied in full, or if such indebtedness has been satisfied in full, Investors shall pay to Optionee an aggregate amount as set forth for such Investors on Schedule A plus the Annual Increase (regardless of any adjustments pursuant to Section 2.1 in the number of shares of other assets subject to the Put Option). Such payment may be effected in cash, by wire transfers or by cancellation of indebtedness owed to Investors by Optionee, including cancellation of the principal and/or interest on that certain loan pursuant to the Loan Agreement. The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date of surrender of the Put Option Subscription Form for exercise as provided in this Section, and any person(s), entity or entities entitled to receive the shares of Common Stock issuable upon exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, Escrowholder shall cause to be issued and delivered to the person(s), entity or entities entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise.

                  1.5 RESTRICTED TRANSFER OF PUT OPTION. This Put Option shall not be freely transferable by Optionee except by testamentary bequest, or otherwise in connection with Optionee's estate planning or by operation of law.

2.                ADJUSTMENT OF NUMBER OF SHARES; SUBSTITUTE SHARES.

                  2.1 CHANGES IN CAPITAL STRUCTURE. The number and type of shares or other property transferable by Optionee upon exercise of the Put Option by Optionee shall be equitably adjusted in the event of any stock split, combination, stock dividend or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of the Issuer or the issuer of any Distribution or Auxiliary Securities (as defined in Section 2.2), or other similar change in capital structure of the Issuer or the issuer of any Distribution or Auxiliary Securities or as a result of any other disposition or conversion of the Option Shares or the proceeds therefrom (including without limitation, any Distribution or Auxiliary Securities). Nothing in this Section 2.1, or elsewhere in this Agreement (except for the Annual Increase described in Section 1.1), however, shall have the effect of altering the aggregate Put Exercise Price as set forth for such Investors on Schedule A payable to Optionee upon exercise of the Put Option.

                  2.2 DISTRIBUTIONS AND AUXILIARY SECURITIES. If any Distribution (as hereinafter defined) of securities or other property issued in connection with a change or transaction contemplated by Section 2.1 ("Auxiliary Securities), with respect to the Option Shares, shall be received by Optionee, Optionee shall, within five days of receipt, deliver the cash, certificates or other instruments evidencing title to such Distribution or Auxiliary Securities, together with appropriate instruments of transfer, to Escrowholder to be held in the Escrow pursuant to Section 3 herein. Any Distribution or Auxiliary Securities shall become a part of the Option Shares to which it relates, and shall be transferred to Investors without extra cost upon the exercise of the Put Option. A "Distribution" means any property receivable by optionee as owner of any Option Shares, or as owner of any Distribution or Auxiliary Securities, and shall include, without limitation, dividends, whether in cash or other property, such as securities or contract rights, cash, securities or other property arising from a reorganization, recapitalization, stock split, liquidation, sale or merger of the Issuer or the issuer of any security which is a Distribution or Auxiliary Security, or otherwise; provided, however, that (i) cash dividends in any calendar year aggregating less than five percent (5%) of the Call Exercise Price (as such term is defined in the Call Option Agreement) shall be the sole property of Optionee and shall not be deemed a Distribution, and (ii) securities or other property received in connection with a change contemplated by Section 2.1 for which appropriate adjustments are made pursuant thereto shall not be deemed a Distribution.

                  2.3 OTHER ADJUSTMENTS. No adjustment will be made with respect to the securities or other property underlying the exercise of the Put Option on account of dividends or other distribution of cash or property on Preferred Stock of the Issuer.


                  2.4 PURCHASE RIGHTS OF SHARES. At any time prior to the expiration of the Put Option in which Issuer or the issuer of any Distribution, Auxiliary Securities or other proceeds from the Option Shares proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, the following provisions shall apply:

                           (a) RIGHTS  NOTICE.  Optionee  shall give notice (the
"Rights Notice") to Investors of any right ("Right") to purchase additional shares or other securities granted to Optionee and arising out of Optionee's ownership of any Option Shares, Distributions, Auxiliary Securities or other proceeds from the Option Shares, such Rights Notice to be given within five days after Optionee becomes aware of the existence of any Right. Each Rights Notice shall state the terms of the Right, including the expiration date for the exercise of the Right, shall state whether the Issuer will allow assignment of the Right to the Investors, and shall be accompanied by the notice received by Optionee advising of the existence of the Right.

                           (b) RIGHTS EXERCISE NOTICE.  Investors shall have ten
(l0) business days after receipt of a Rights Notice within which to give notice (the "Rights Exercise Notice") to Optionee that Investors wish Optionee to (i) assign all or a portion of such Right to Investors, and/or (ii) exercise all or any portion of the Right. If Investors request an assignment, Optionee shall, promptly and without further consideration, assign to Investors the portion of the Right specified in the Rights Exercise Notice. If Investors request Optionee to exercise all or any portion of the Right, and provides to Optionee the consideration required to be paid in connection with the exercise of the Right prior to the expiration date of the Right, then Optionee shall exercise the Right and immediately transfer, assign and deliver to Investors the securities received upon exercise. Investors shall, if requested, make the representations and warranties set forth in
Section 6 with respect to the securities so delivered or such other representations and warranties as may be required by the issuer of the securities.

                           (c) OPTIONEE'S  RIGHT TO EXERCISE.  If investors fail
to give a Rights Exercise Notice in accordance with subsection (b) above with respect to any Right, or portion of a Right, Optionee shall be free to exercise or assign such Right or portion of a Right.

                  2.5 RIGHT TO SUBSTITUTE SHARES. At any time prior to the exercise of the Put Option, Optionee may upon notice to Escrowholder and with written consent of Investors, which consent to be given or withheld in Investors' sole discretion, deliver to Escrowholder as substitute for the Option Shares, certificates for any shares of the Common Stock of Issuer which are (i) owned by Optionee free of any lien, encumbrance, charge or claim of any third party and not then held in Escrow and (ii) in no manner whatsoever more restricted or limited, with respect to transfer by Investors, than the Option Shares for which such shares are substituted. Each certificate for such substituted Option Shares shall be accompanied by a duly executed blank Assignment Separate from Certificate.

        3.        ESCROW.

                  3.1 CREATION OF ESCROW. Optionee and Investors hereby appoint Wilson Sonsini Goodrich & Rosati (the "Escrowholder") to act as Escrowholder for them in accordance with this Agreement. Optionee will, concurrently with the delivery of this Agreement, deliver the stock certificates listed on Schedule A, together with a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit B) for each such certificate, to Escrowholder, such documents to be held in escrow (the "Escrow") pursuant to the terms of this
Section 3.

                  3.2 DUTIES UPON EXERCISE OF PUT OPTION. If, prior to the expiration of the Put Option, Escrowholder is given a Put Option Subscription Form, then Escrowholder shall as soon as practicable (i) date the Assignment Separate from Certificate necessary for the transfer in question, (ii) fill in the number of shares being transferred and (iii) deliver to Investors the Assignment, together with the certificate(s) for the number of Option Shares being transferred, possession of the Distributions and Auxiliary Securities with respect to such Option Shares and all instruments necessary to transfer title to such Option Shares, Distributions and Auxiliary Securities from Optionee to Investors; provided, however, that Escrowholder's duties hereunder are subject to the cooperation of Optionee, Issuer and Issuer's transfer agent or counsel with respect to furnishing to Escrowholder all necessary stock certificates and other related instruments as appropriate.

                  3.3 TERM OF ESCROW. The Escrow shall continue until Optionee and Investors have certified to Escrowholder that the Put Option has expired or has been exercised. Optionee agrees to advise Escrowholder from time to time, upon request, of the status of the rights and obligations of Optionee under this Agreement.

                  3.4 ATTORNEY-IN-FACT; ADDITIONAL STOCK ASSIGNMENTS. Optionee hereby irrevocably constitutes and appoints Escrowholder as Optionee's attorney-in-fact and agent for the term of this Escrow to execute, with respect to such securities or other property as are deposited with Escrowholder hereunder, all documents necessary or appropriate to make such securities or other property negotiable and complete any transaction herein contemplated. Optionee shall deliver to Escrowholder from time to time such number of stock assignments separate from certificate or other documents duly executed by Optionee as may be reasonably requested by Investors or Escrowholder.

                  3.5 RETURN OF PROPERTY. If at the time of termination of the Escrow, Escrowholder has in Escrowholder's possession any documents, securities, or other property belonging to Optionee, Escrowholder shall deliver all of same to Optionee and shall be discharged of all further obligations hereunder.

                  3.6 SPECIAL INSTRUCTIONS TO ESCROWHOLDER. Optionee hereby instructs Escrowholder, as Pledgeholder pursuant to the Loan Agreement and as Escrowholder pursuant to the Call Option Agreement of even date herewith between the Optionor and the Investors, that the escrow provisions of the Loan Agreement and Call Option Agreement shall control any conflicts or inconsistencies between the escrow provisions of this Put Option Agreement and such Loan Agreement and Call Option Agreement. Optionee further instructs Escrowholder to release the Option Shares, Distributions and Auxiliary Securities from Escrow under this Agreement upon exercise of the Call Option (as such term is defined in the Call Option Agreement) or as required pursuant to the Loan Agreement to satisfy the Obligations (as such term is defined in the Loan Agreement).

                  3.7 DUTIES; MODIFICATION OF DUTIES. Escrowholder shall carry out Escrowholder's duties hereunder to the best of Escrowholder's ability and shall be liable only for gross negligence or willful misconduct. Escrowholder's duties hereunder may be altered, amended, modified or revoked only by a written instrument signed by Investors, Optionee and Escrowholder.

                  3.8 OBLIGATIONS. Escrowholder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrowholder to be genuine and to have been signed or presented by the proper party or parties. Escrowholder shall not be personally liable for any act Escrowholder may do or omit to do hereunder as Escrowholder or as attorney-in-fact for Optionee while acting in good faith and in the exercise of Escrowholder's own good judgment, and any act done or omitted by Escrowholder pursuant to the advice of Escrowholder's own attorneys shall be conclusive evidence of such good faith.

                  3.9 AUTHORIZATION TO ACT. Escrowholder is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case Escrowholder obeys or complies with any such order, judgment or decree of any court, Escrowholder shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  3.10 AUTHORIZATION TO INVEST. All cash distributions received by Escrowholder pursuant to this Agreement and designated as a Distribution or Auxiliary Security and which are to be retained in escrow by Escrowholder for more than fifteen (15) days shall be invested in an interest bearing savings account specified by Investors and the interest thereon shall constitute a part of such Distribution or Auxiliary Securities, as applicable.

                  3.11 SUBSTITUTION OF SHARES. If Escrowholder receives (i) certificates for substitute Option Shares, (ii) an assignment separate from certificate for each such certificates, and (iii) the consent of Investors, all in accordance with Section 2.5 above, Escrowholder shall deliver to Optionee the stock certificates for which Escrowholder has received substitute certificates.

                  3.12 BANKRUPTCY. Bankruptcy, insolvency, or dissolution or any party hereto shall not affect Escrowholder's performance hereunder.

                  3.13 STATUTE OF LIMITATIONS. Escrowholder shall not be liable for the lapse of any rights because of any statute of limitations applicable with respect to this Agreement or any documents deposited with Escrowholder.

                  3.14 LEGAL COUNSEL. Escrowholder shall be entitled to employ such legal counsel and other experts as Escrowholder may deem necessary properly to advise Escrowholder in connection with Escrowholder's obligations and may pay such counsel reasonable compensation therefor, for which Escrowholder shall be reimbursed by Investors.

                  3.15 TERMINATION OF DUTIES SUCCESSOR. Escrowholder's responsibilities as Escrowholder hereunder shall terminate if (i) Escrowholder shall resign by thirty (30) days written notice to Optionee and Investors, (ii) Optionee and Investors jointly agree as to Escrowholder's termination and appoint Escrowholder's successor, or (iii) Escrowholder ceases to exist or is otherwise unable to continue to discharge its duties hereunder. In the event of Escrowholder's termination as Escrowholder by resignation, ceasing to exist or by otherwise becoming unable to perform, Investors shall appoint a successor. Upon Escrowholder's receipt of notice of any such appointment of Escrowholder's successor, all documents, shares and other property then in Escrowholder's possession pursuant to this Agreement shall be delivered to such successor.

                  3.16 FURTHER INSTRUMENTS. If Escrowholder reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

                  3.17 CONFLICTING NOTICES; DISPUTES. If Escrowholder receives a notice from Optionee that Optionee is exercising any of Optionee's rights hereunder, Escrowholder shall first complete all action required with respect to the notice before taking action with respect to any subsequently received notice which in any way conflicts with the prior notice. It is understood and agreed that should any dispute arise with respect to the delivery or ownership or right of possession of the securities and any other property held by Escrowholder hereunder,

Escrowholder is authorized and directed to retain in its possession without liability to anyone all or any part of said securities and such other property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrowholder shall be under no duty whatsoever to institute or defend any such proceedings.

        4.        CALIFORNIA COMMISSIONER OF CORPORATION.

                  4.1 CORPORATE SECURITIES LAWS. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM ALL QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE.

                  5.1 OWNERSHIP OF OPTION SHARES; NO CONFLICTS. Optionee represents and warrants as of this date, and covenants for the period beginning on this date and ending the termination of this Agreement, that (i) Optionee has and will have the right to enter into this Agreement, to transfer to Investors all or any part of the Option Shares, Distributions and Auxiliary Securities free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than restrictions on resale that may arise under applicable federal and state securities laws); (ii) the Option Shares, Distributions and Auxiliary Securities are not and will not be subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by, the Issuer, any shareholder of the Issuer or any other person; and
(iii) there is no provision of any existing agreement, and Optionee will not enter into an agreement, by which Optionee is or would be bound (or to which Optionee is or would become subject) that conflicts or would conflict with this Agreement or the performance of Optionee's obligations under this Agreement.

                  5.2 SHAREHOLDER REPORTS. Until such date as the Put Option has been exercised, Optionee shall deliver or cause to be delivered to Investors full and complete copies of all reports and information received by Optionee as a shareholder of Issuer.

                  5.3 RULE 144 REPORTS. Optionee shall fully cooperate in the completion and execution of any notice deemed by Investors to be required to be filed with the Securities and Exchange Commission in respect of any proposed sale of securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Optionee agrees that Optionee shall use Optionee's best efforts, upon Investors' written request, to cause Issuer to obtain and publish all information necessary to satisfy the current public information requirements of Rule 144.

                  5.4 NO MATERIAL ADVERSE CHANGE. Optionee represents and warrants to Investors that, to the best of Optionee's knowledge, there has been no material adverse change in the financial condition or business prospects of the Issuer since the date of the last financial statement of the Issuer which Optionee has delivered to Investors.

                  5.5 FURTHER ASSURANCES. Upon the reasonable request of Escrowholder or Investors, Optionee will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Agreement, including the preparation, execution and delivery of applications to the California Department of Corporations.

        6. REPRESENTATIONS OF INVESTORS. If Issuer's counsel reasonably deems it necessary, the transfer of any of the securities or shares purchased upon the exercise of the Put Option may be conditioned upon Investors representing to the Issuer that:

                  (i) the securities are being acquired (a) for Investors' own account, not for the account of any other person, and (b) for investment and not with a view to distribution or resale except in compliance with applicable laws regulating securities;

                  (ii) Investors are capable of evaluating the merits and risks of its investment in the securities and the amount of such investment is within Investors' risk capital means;

                  (iii) Investors understand and acknowledges that an investment in the Issuer as represented by the Option Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part;

                  (iv) Investors understand and acknowledges that it must bear the economic risk of investment for an indefinite period of time because the transfer to Investors of the securities has not been registered under the Securities Act of 1933 and the securities cannot be transferred by Investors unless such transfer is registered under such Act or registration is not required in connection with such transfer, and

                  (v) Such other representations as are required in the opinion of Issuer's counsel, reasonably satisfactory to Investors, to comply with applicable state or federal securities laws.

        7.        MISCELLANEOUS.

                  7.1 AMENDMENT. Except as provided in Section 3.7, this Agreement may only be amended by a writing signed by Optionee and Investors.

                  7.2  ASSIGNMENT.

                           (a) Except as provided herein, the Loan Agreement and
the Call Option Agreement, Optionee may not sell, assign, transfer, hypothecate, pledge or otherwise encumber, in any manner, prior to the earlier of the exercise or expiration of the Put Option, this Agreement or any of the Option Shares, Distributions or Auxiliary Securities. Any attempt to sell, assign, transfer, hypothecate, pledge or otherwise encumber this Agreement, any interest therein or any such Option Shares, Distributions or Auxiliary Securities and any levy of execution, attachment, or similar process on such securities or property shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the heirs, executors, and personal representatives of Optionee.

                           (b)  Investors  may  assign  its  right,   title  and
interest in this Agreement following notice to Escrowholder, but without the consent of the Optionee. Following such assignment, this Agreement shall be binding upon and inure to the benefit of any such assignee. Such assignment shall be conditioned on compliance with any applicable state and federal securities laws and, upon request by Optionee, Investors shall furnish an opinion of counsel to such effect, reasonably satisfactory to the Issuer and Optionee.

                  7.3 TRANSFER OF REGISTRATION RIGHTS. Optionee agrees that exercise of the Put Option by Investors shall transfer to Investors all rights of Optionee which are transferable by Optionee, if any, to require the Issuer to register or qualify any of the Option Shares for resale under the Securities Act of 1933, as amended, and any state laws. Optionee shall take any and all steps necessary or appropriate to effect or document such transfers of registration rights.

                  7.4 ENTIRE AGREEMENT; CONTROLLING DOCUMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

                  7.5 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the nonprevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

                  7.6 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into by California residents and to be performed wholly in the State of California. Each party hereto hereby agrees that any action which, in whole or in part, in any way arises under this Agreement shall be brought in the state courts of the County of Santa Clara or the United States District Court for the Northern District of California. Each party hereby submits to the exclusive jurisdiction and venue of such Courts for purposes of any such action and agrees that any notice, document or complaint in any such action may be served on it by delivery in the manner provided for the delivery of notices under this Agreement.

                  7.7 NOTICES. All notices and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered personally, or on the second day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and addressed as follows (until any such address is changed by notice duly given):

                  To Optionee at:       Christian Larsen
                                        E-Loan, Inc.
                                        540 University Avenue, Suite 350
                                        Palo Alto, CA 94301

                  To Investors at:      To the addresses set forth for investors
                                        on Schedule A

                  To Escrowholder at:   Wilson Sonsini Goodrich & Rosati
                                        650 Page Mill Road
                                        Palo Alto, CA 94304-1050
                                        Attn: Mario Rosati, Esq.

                  7.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.9 SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder shall be valid and enforceable to the maximum extent possible.

                  7.10 HEADINGS. The section headings used in this Agreement are intended principally for convenience and shall not by themselves, determine the rights and obligations of the parties to this Agreement.

                  7.11 DELAY AND WAIVER. No delay on the party of Investors in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by Investors of any term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                OPTIONEE:


                                -----------------------------------------------
                                Christian Larsen


                                INVESTORS:

                                YAHOO! INC.


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------

                                SOFTBANK HOLDINGS, INC.


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------


                                SOFTBANK TECHNOLOGY VENTURES IV L.P.

                                By:  STV IV LLC
                                     Its General Partner


                                     By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------


                                SOFTBANK TECHNOLOGY ADVISORS FUND L.P.

                                By:  STV IV LLC
                                     Its General Partner


                                     By:
                                         --------------------------------------
                                         Title:
                                               --------------------------------


                                SEQUOIA CAPITAL
                                as nominee for:

                                Sequoia Capital VIII
                                Sequoia International Technology Partners VIII Sequoia International Technology Partners VIII-Q Sequoia 1997
                                CMS Partners


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------

                                BENCHMARK CAPITAL PARTNERS II, L.P.
                                as nominee for:

                                Benchmark Capital Partners, II, L.P.
                                Benchmark Founders' Fund II, L.P.
                                Benchmark Founders' Fund II-A, L.P.
                                Benchmark Members' Fund, L.P.

                                By: Benchmark Capital Management Co. II, LLC, Its General Partner


                                     By:
                                         --------------------------------------
                                         Robert Kagle, Member


                                TECHNOLOGY PARTNERS FUND VI, L.P.

                                By:  TP Management VI, L.L.C.


                                     By:
                                         --------------------------------------
                                         Ira M. Ehrenpreis,
                                         Managing Partner


                                TECHNOLOGY PARTNERS FUND V, L.P.

                                By:  TPW Management V, L.P.


                                     By:
                                         --------------------------------------
                                         Ira M. Ehrenpreis,
                                         General Partner


                                ESCROW HOLDER:

                                WILSON SONSINI GOODRICH & ROSATI


                                By:
                                    -------------------------------------------
                                    Title:
                                          -------------------------------------

                                   SCHEDULE A


                              PUT OPTION AGREEMENT


                                                                     NUMBER OF
              LENDERS                            LOAN AMOUNT      PLEDGED SHARES

Yahoo! Inc.                                       $974,026.00         105,153
3400 Central Expressway, Suite 201
Santa Clara, CA 95051-0703

Softbank Holdings, Inc.                         $1,168,831.00         126,183
10 Langley Road
Newton Centre, MA 02159
Attn: Steve Murray

Softbank Technology Ventures IV, L.P.           $1,144,051.73         123,509
333 W. San Carlos Street, Ste 1225
San Jose, CA 95110
Attn: Helen R.S. MacKenzie

Softbank Technology Advisors Fund, L.P.            $24,779.27           2,675
333 W. San Carlos Street, Ste 1225
San Jose, CA 95110
Attn: Helen R.S. MacKenzie

Sequoia Capital VIII                            $1,059,311.52         114,359
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                               $13,441.56           1,451
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                               $70,129.86           7,571
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                                $2,571.43             278
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025

Sequoia Capital VIII                               $23,376.62           2,524
Building Four, Suite 280
3000 Sand Hill Road
Menlo Park, CA 94025





                                   SCHEDULE A
                                      -1-

Benchmark Capital Partners II, L.P.               $292,208.00          31,546
2480 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attn: Robert Kagle

Technology Partners Fund V, L.P.                   $49,205.00           5,312
1550 Tiburon Boulevard, Suite A
Belvedere, CA 94920
Attn: Ira M. Ehrenpreis

Technology Partners Fund VI, L.P.                 $178,068.00          19,224
1550 Tiburon Boulevard, Suite A
Belvedere, CA 94920
Attn: Ira M. Ehrenpreis

TOTAL                                           $5,000,000.00         539,785






                                   SCHEDULE A
                                      -2-

                                    EXHIBIT A


                          PUT OPTION SUBSCRIPTION FORM

                 (To be signed only upon exercise of Put Option)


To:
     ----------------------

         The undersigned, the holder of the attached Put Option, hereby irrevocably elects to exercise the right represented by that Put Option to sell to the Investors thereunder, ________ shares of Common Stock of E-Loan, Inc., and such other property as may be subject to such Put Option at an aggregate price of $_____________, for those shares and other property. The undersigned hereby covenants to cause certificates representing such shares to be issued in the names of such persons or entities as advised in writing by Investors and to take all other actions necessary to effect the transfer of any other property as may be subject to the Put Option.

Dated:
        -------------------


                                             -----------------------------------
                                             Christian Larsen

                                             Address:
                                                     ---------------------------
                                                     ---------------------------








                                    EXHIBIT A
                                      -1-

                                    EXHIBIT B


                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, I, Christian Larsen hereby sell, assign and transfer unto _____________________________, _____________shares of the Common
Stock of E-Loan, Inc., a California corporation (the "Company"), standing in my name on the books of the company represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint ______________________ to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:
        -------------------


                                             -----------------------------------
                                             Christian Larsen



         This Assignment Separate from Certificate was executed in conjunction with the terms of a Put Option Agreement dated August 31, 1998, and shall not be used in any manner except as provided in such Agreement.










                                   EXHIBIT B
                                      -1-